UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2015

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement

On May 5, 2015, Interval Acquisition Corp., (the “Borrower”), Interval Leisure Group, Inc. (“ILG”) and certain subsidiaries of the Borrower, as Guarantors, entered into a Fourth Amendment to Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and the lenders party to the amendment (the “Amendment”).

The Amendment changes the definition of change of control to remove the provision that certain changes in the composition of the board of directors would constitute a change of control and therefore be a default under the credit agreement. The Amendment also includes additional clarifying language regarding provisions that relate to the Borrower’s 5.625% Senior Notes due 2023.

ILG and certain subsidiaries of the Borrower (collectively, the “Subsidiary Guarantors”) continue to guarantee the Borrower’s obligations under the Amendment. Borrowings continue to be secured by (1) 100% of the voting equity securities of the Borrower and the Borrower’s U.S. subsidiaries and 65% of the Borrower’s first-tier foreign subsidiaries and (2) substantially all of the tangible and intangible property of the Borrower and the Subsidiary Guarantors (excluding any interests in owned and leased real property and other specified property).

A copy of the Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment above is qualified in its entirety by reference to the complete terms and conditions of the Amendment.

Item 9.01.                Financial Statements and Exhibits

(d)                                 Exhibits to this Form 8-K

Exhibit No.	Description
10.1

Fourth Amendment to Credit Agreement, dated as of May 5, 2015, among Interval Acquisition Corp., as Borrower; Interval Leisure Group, Inc. and certain subsidiaries of the Borrower as Guarantors, the lenders who are party to the Amendment, and Wells Fargo Bank, National Association, as Administrative Agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President, General Counsel and
Secretary

Date:  May 6, 2015

EXHIBIT LIST

Exhibit No.	Description
10.1

Fourth Amendment to Credit Agreement, dated as of May 5, 2015, among Interval Acquisition Corp., as Borrower; Interval Leisure Group, Inc. and certain subsidiaries of the Borrower as Guarantors, the lenders who are party to the Amendment, and Wells Fargo Bank, National Association, as Administrative Agent for the lenders.